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                                                                    Exhibit 23.6


                        Consent of Independent Auditors



We consent to the reference to our firm under the caption "Experts" and to the use of our report dated March 11, 1999, except Note 1 as to which the date is April 1, 1999, with respect to the financial statements of ComputerJobs.com, Inc. included in the Registration Statement (Form S-1) and related Prospectus of Internet Capital Group, Inc. for the registration of shares of its common stock.


                                                   /s/Ernst & Young LLP
                                                   Ernest & Young LLP


Atlanta, Georgia
July 16, 1999